                                                                      Exhibit 24
                                POWER OF ATTORNEY

Know all men by these presents, that I, the undersigned, hereby constitute and appoint Barry Weinert and Kathy Lanterman, and each of them acting or signing alone, as my true and lawful attorney-in-fact to:

1.      Execute and file for and on my behalf in my capacity as an officer and/or director of Silicon Graphics, Inc. (the "Company"), any and all
        reports required to be filed by me in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2.      Do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or other required report and timely file of such report with the United
        States Securities and Exchange Commission, the New York Stock Exchange
        and any other similar authority; and

3.      Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me; it being understood that the documents executed by such attorney-in-fact on my behalf under this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that no such attorney-in-fact, serving in such capacity at my request, is assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until I am no longer required to file reports under Section 16 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of
March 26, 2007.

/s/ David Barr
---------------------------------
David Barr